UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 25, 2004

IPEC HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-30721	87-0621339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Northgate Industrial Park, 185 Northgate Circle	16105
New Castle, Pennsylvania
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (800) 377-4732

NA

(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

                On February 18, 2005, International Plastics and Equipment Corp. (“IPEC”), a wholly-owned operating subsidiary of IPEC Holdings, Inc. (the “Company”), entered into a Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with Citizens Bank of Pennsylvania (“Citizens”), which provides for the making by Citizens to IPEC of revolving credit loans in the maximum principal amount of $3,500,000 outstanding at any given time (the “Revolving Credit Facility”), a term loan in the principal amount of $1,500,000 (the “Term Loan”), a multi-draw term loan in the maximum principal amount of $1,000,000 (the “Multi-Draw Term Loan”) and a letter of credit facility in the maximum principal amount of $1,800,000 that secures IPEC’s obligations under the lease of its office, manufacturing and warehouse facility in Alabama (the “Letter of Credit”).

                IPEC may borrow under the Revolving Credit Facility until February 15, 2006 and the unpaid principal amounts borrowed under the Revolving Credit Facility will be due and payable on February 16, 2006. Citizens may, however, extend the facility in its sole discretion. Amounts borrowed thereunder are represented by a Revolving Credit Note dated February 18, 2005 made by IPEC in favor of Citizens. The maximum availability under the Revolving Credit Facility is the lesser of $3,500,000 or the sum of 85% of the aggregate gross amount of IPEC’s Qualified Accounts plus 50% of the aggregate gross amount of its Qualified Inventory, each as defined in the Loan Agreement. On February 22, 2005, IPEC borrowed approximately $1,412,000 under the Revolving Credit Facility and used such funds in combination with the $1,500,000 proceeds of the Term Loan to repay all of its existing revolving credit facility and equipment notes indebtedness and outstanding accrued interest to Sky Bank. IPEC may use future additional amounts borrowed under the Revolving Credit Facility for general working capital and general corporate purposes. Interest on the outstanding principal amount is to be paid periodically as provided for in the Loan Agreement, with the timing of such payments depending on the interest rate option chosen by IPEC.

                On February 22, 2005, IPEC borrowed the full $1,500,000 amount of the Term Loan, and such amount is represented by a Term Note dated February 18, 2005 made by IPEC in favor of Citizens. Commencing on March 31, 2005 and continuing on the last day of each month thereafter for 59 consecutive months, through and including January 31, 2010, IPEC will be required to make monthly payments of principal in the amount of $25,000 together with interest on the outstanding principal balance of the Term Loan at the rate or rates of interest then in effect and applicable to the Term Loan. If not sooner paid, all unpaid principal and interest of the Term Loan will be due and payable on February 28, 2010.

                IPEC has not borrowed any amounts under the Multi-Draw Term Loan. Amounts that may be borrowed under the Multi-Draw Term Loan are represented by a Multi-Draw Term Note dated February 18, 2005 made by IPEC in favor of Citizens. IPEC may use such amounts borrowed to purchase equipment for use in its business. The amount of each advance of proceeds of the Multi-Draw Term Loan may not exceed 100% of the invoiced cost of the equipment that is the subject of the advance. The Multi-Draw Term Loan is a non-revolving loan and once borrowed and repaid, it may not be reborrowed. Advances of proceeds under the Multi-Draw Term Loan may only be made until February 28, 2006. Commencing on March 31, 2005, and on the last day of each month thereafter through and including February 28, 2006, IPEC must make monthly payments of interest only on any outstanding balance of the Multi-Draw Term Loan at the rate or rates of interest then in effect and applicable to the Multi-Draw Term Loan. Commencing on March 31, 2006 and continuing on the last day of each month thereafter for 59 consecutive months, through and including January 31, 2011, IPEC must make monthly payments of principal equal to one/sixtieth of any principal amount of the Multi-Draw Term Loan that is outstanding on March 1, 2006, together with interest on any outstanding principal balance of the Multi-Draw Term Loan at the rate or rates of interest then in effect and applicable to the Multi-Draw Term Loan. If not sooner paid, all unpaid principal and interest of the Multi-Draw Term Loan will be due and payable on February 28, 2011.

                The unpaid principal of amounts borrowed under the Loan Agreement (collectively, the “Loans”) bear interest for each day until due at a fluctuating rate per year equal to one or more bases selected by IPEC from among the following interest rate options: the Base Rate less 50 basis points, the Libor Advantage Rate plus 150 basis points and the Libor Rate plus 150 basis points (each option as defined in the Loan Agreement). The Base Rate and LIBOR Rate are available for all Loans and the Libor Advantage Rate is available only for eligible Loans under the Revolving Credit Facility and the Multi-Draw Term Loan. For current borrowings under the Term Loan and the Revolving Credit Facility, IPEC has selected the Libor Rate and Libor Advantage Rate, respectively, which as of February 22, 2005 were 2.60% and 2.62%.

                The Loan Agreement contains various covenants relating to matters affecting IPEC, including financial accounting practices, insurance coverage, and a limitation on dividends and stock repurchases. Other covenants in the Loan Agreement affect both IPEC and the Company such as a prohibition of certain liens, indebtedness and other transactions, a limitation on the sale of assets and restrictions relating to any merger or consolidation of IPEC or the Company with any other person or entity or the acquisition of a material portion of the stock, assets or business of another person or entity. The covenants also require that the Company maintain 100% ownership and control of the capital stock of IPEC and that Joseph Giordano, Jr. and Charles J. Long, Jr., current principals, directors and executive officers of IPEC and the Company, continue to own and control a majority of the voting and non-voting capital stock of the Company, provided that the failure of Messrs. Giordano and Long to so own a majority of the capital stock of IPEC by reason of the death of either or both of Messrs. Giordano and Long will not constitute an Event of Default (as defined in Loan Agreement) for a period of 180 consecutive days after such failure provided IPEC at all times maintains at least $2,500,000 of key-man life insurance in favor of IPEC as the beneficiary covering the lives of each of Messrs. Giordano and Long. IPEC has also agreed to maintain Messrs. Giordano and Long and Shawn C. Fabry, the Chief Financial Officer of IPEC and the Company, in senior management positions with IPEC during the term of the Loan Agreement or provide evidence to Citizens of alternative senior management for IPEC that is satisfactory to Citizens in its reasonable discretion. The covenants in the Loan Agreement also include covenants regarding the maintenance of certain financial conditions of IPEC and the Company including (i) a minimum Consolidated Tangible Net Worth equal to the sum of (x) $5,049,000 plus (y) 50% of the Consolidated Net Income (excluding net losses) for each completed fiscal quarter and (ii) a Consolidated Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 at the end of any fiscal quarter, each as described in the Loan Agreement.

                IPEC’s obligations under the Loan Agreement are secured by a lien in favor of Citizens on substantially all of IPEC’s assets pursuant to the terms of a Security Agreement between IPEC and Citizens entered into on February 18, 2005. Pursuant to the terms of a Guaranty and Suretyship Agreement between the Company and Citizens entered into on February 18, 2005, the Company has guaranteed and unconditionally become surety to Citizens for the payment on demand or at maturity of all liabilities of IPEC to Citizens.

                In the event of the occurrence and continuation of certain events relating to the insolvency, liquidation, cessation of business, winding-up or similar matters of either IPEC or the Company, Citizens will be under no obligation to make further Loans and the unpaid principal amount of any of the Revolving Credit Note, Term Note and Multi-Draw Term Note, interest accrued on the unpaid principal amount and all other amounts owing by IPEC under the Loan Agreement and related documents will become immediately due and payable.

                Upon the occurrence and continuation of certain other events, Citizens will be under no obligation to make further Loans and may demand payment of the unpaid principal amount of any of the Revolving Credit Note, Term Note and Multi-Draw Term Note, interest accrued on the unpaid principal amount and all other amounts owing by IPEC under the Loan Agreement and related documents. Such events include the failure by IPEC to timely make payments under the Revolving Credit Note, Term Note and Multi-Draw Term Note that is not cured within a specified time period, the making of certain statements by IPEC or the Company that are false or misleading in any material respect, a default by IPEC in the performance or observance of certain covenants under the Loan Agreement, the default by IPEC or the Company in the payment of principal and interest on, or covenants relating to, certain other borrowings, the entry of certain judgments or other process against IPEC or the Company, the occurrence of a material adverse change with respect to the assets, business, operations or financial conditions of IPEC or the Company and a termination of the Revolving Credit Facility by IPEC or Citizens.

                The Letter of Credit has a term of one year, but shall automatically be extended for successive one-year periods unless Citizens declines to extend the Letter of Credit beyond its expiration date. IPEC is obligated to reimburse Citizens for any amounts drawn under the Letter of Credit. If the Letter of Credit remains outstanding on the date when Loans under the Revolving Credit Facility are due and payable, IPEC must either (i) deposit funds with Citizens in an amount equal to 105% of the aggregate face or stated amount of the Letter of Credit at that time outstanding (less any draws under the Letter of Credit which have been reimbursed by IPEC), or (ii) arrange for the issuance of a backing letter of credit in favor of Citizens securing Citizens’ obligations under any outstanding Letter of Credit. IPEC is required to pay to Citizens a fee equal to one hundred basis points (1.00%) per year based on the face amount of the Letter of Credit plus certain fees as are customarily charged by Citizens.

                Under the terms of the Loan Agreement, on February 22, 2005 IPEC had available remaining borrowing capacity totaling approximately $2,600,000, comprised of $1,000,000 under the Multi-Term Loan and $1,600,000 under the Revolving Credit Facility compared with $3,100,000 under the revolving credit facility with Sky Bank prior to entering into the Loan Agreement.

                As a condition precedent to the entry into the Loan Agreement, IPEC was required to have an independent appraisal firm selected by Citizens determine the value of its business assets. Such business assets excluded any value assigned to real estate, inventories and accounts receivables. The fair and orderly liquidation values placed upon its business assets by the independent appraisal firm were $18,900,000 and $7,900,000, respectively.

                The foregoing summary of the Loan Agreement (including the Letter of Credit provisions contained therein), Revolving Note, Term Note, Multi-Draw Term Note, Security Agreement and Guaranty and Suretyship Agreement is qualified in its entirety by reference to the full terms and conditions of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement

                In connection with entry into the Loan Agreement and the other documents discussed above under Items 1.01 and 2.03 of this Current Report on Form 8-K, on February 22, 2005, IPEC terminated its secured credit facility with Sky Bank and repaid all amounts borrowed and due thereunder, which aggregated approximately $2,900,000, including approximately $13,000 for accrued interest. In connection therewith, the following agreements have been terminated: (i) the Business Loan Agreement dated as of December 23, 1998 by and between IPEC and First Western Bank, National Association (“First Western”), a predecessor of Sky Bank, (ii) the Commercial Security Agreement dated as of December 23, 1998 by and between IPEC and First Western, (iii) the Subordination Agreement dated as of December 23, 1998 by and among IPEC, First Western and Joseph Giordano, Jr., (iv) the Subordination Agreement dated as of December 23, 1998 by and among IPEC, First Western and Charles J. Long., Jr., (v) the Commercial Guaranties dated as of December 23, 1998 and January 11, 2001 made by Joseph Giordano, Jr. and Beth Lynn Giordano in favor of First Western, (vi) the Commercial Guaranties dated as of December 23, 1998 and January 11, 2001 made by Charles J. Long, Jr. and Cynthia L. Long in favor of First Western, (vii) the Letter of Credit and Reimbursement Agreement dated May 21, 2004 by and between IPEC and Sky Bank, and (viii) the Promissory Note dated as of December 23, 1998 in the original principal amount of $1,350,000, the Promissory Note dated as of December 23, 1998 in the original principal amount of $900,000, the Promissory Note dated as of December 23, 1998 in the original principal amount of $2,500,000, the Promissory Note dated January 13, 2000 in the original principal amount of $1,000,000, the Promissory Note dated January 13, 2000 in the original principal amount of $3,000,000, as amended as of May 4, 2000, the Promissory Note dated January 11, 2001 in the original principal amount of $1,900,000, the Promissory Note dated February 25, 2002 in the original principal amount of $1,150,000 and the Letter of Credit Note in the original principal amount of $1,800,000, each made by IPEC in favor of First Western or its successor, Sky Bank. No prepayment fees were associated with the termination of these agreements. In addition, the personal guarantees of IPEC’s principal owners and the Company’s obligation to fund $400,000 over a sixty month period into a reserve account to serve as collateral for the Letter of Credit Note were released by Sky Bank as a result of the termination of these agreements.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description of Exhibit

10.1	Revolving Credit and Term Loan Agreement dated February 18, 2005 by and between International Plastics and Equipment Corp. and Citizens Bank of Pennsylvania.

10.2	Revolving Credit Note dated February 18, 2005 made by International Plastics and Equipment Corp. in favor of Citizens Bank of Pennsylvania.

10.3	Term Note dated February 18, 2005 made by International Plastics and Equipment Corp. in favor of Citizens Bank of Pennsylvania.

10.4	Multi-Draw Term Note dated February 18, 2005 made by International Plastics and Equipment Corp. in favor of Citizens Bank of Pennsylvania.

10.5	Security Agreement dated February 18, 2005 by and between International Plastics and Equipment Corp. and Citizens Bank of Pennsylvania.

10.6	Guaranty and Suretyship Agreement dated February 18, 2005 made by IPEC Holdings, Inc. in favor of Citizens Bank of Pennsylvania.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPEC HOLDINGS INC.
Date: February 25, 2005	By:	/s/ SHAWN C. FABRY
Name: Shawn C. Fabry
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Revolving Credit and Term Loan Agreement dated February 18, 2005 by and between International Plastics and Equipment Corp. and Citizens Bank of Pennsylvania.

10.2	Revolving Credit Note dated February 18, 2005 made by International Plastics and Equipment Corp. in favor of Citizens Bank of Pennsylvania.

10.3	Term Note dated February 18, 2005 made by International Plastics and Equipment Corp. in favor of Citizens Bank of Pennsylvania.

10.4	Multi-Draw Term Note dated February 18, 2005 made by International Plastics and Equipment Corp. in favor of Citizens Bank of Pennsylvania.

10.5	Security Agreement dated February 18, 2005 by and between International Plastics and Equipment Corp. and Citizens Bank of Pennsylvania.

10.6	Guaranty and Suretyship Agreement dated February 18, 2005 made by IPEC Holdings, Inc. in favor of Citizens Bank of Pennsylvania.